AMENDMENT TO SECURITIES LENDING AGREEMENT

AMENDMENT (“Amendment”), effective as of September 2, 2008, to the Securities Lending Agreement ("Agreement"), amended and restated as of August 11, 2005 between the Bank and JPMorgan Trust I, JPMorgan Trust II, J.P. Morgan Fleming Mutual Fund Group, Inc., JPMorgan Investment Trust (now known as JPMorgan Insurance Trust), and J.P. Morgan Mutual Fund Investment Trust on behalf of certain JPMorgan Funds, (each a "Lender") with each having its principal place of business at 245 Park Avenue New York, NY 10017 , and JPMorgan Chase Bank N.A. ("Bank"), having its principal place of business at 270 Park Avenue, New York, New York 10017-2070.

It is hereby agreed as follows:

1.

Existing Exhibit A to the Agreement (Participating Funds) is hereby deleted in its entirety and the version of Exhibit A as attached hereto is hereby substituted in lieu thereof. Substituted Exhibit A shall be effective as of September 2, 2008.

2.

Existing Appendix 6 to the Agreement (the Fee Schedule) is hereby deleted in its entirety and the version of Appendix 6 as attached hereto is hereby substituted in lieu thereof. Substituted Appendix 6 shall be effective with the fees owing as of September 2, 2008.

3.	Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.
3.

All references to the Agreement, Exhibit A and Appendix 6 thereto in the Agreement or any other document executed or delivered in connection therewith shall, from and after the effective date of this Amendment, be deemed to be references to the Agreement, as amended hereby, unless the context expressly requires otherwise.

4.

This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

5.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws thereunder.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above-written.

JPMORGAN CHASE BANK, N.A.

By____________________________

Name: John Gaudioso
Title:	Executive Director

JPMorgan Trust I

By____________________________

Name: Robert L. Young

Title: Senior Vice President

JPMorgan Trust II

By____________________________

Name: Robert L. Young

Title: Senior Vice President

J.P. Morgan Fleming Mutual Fund Group, Inc.

By____________________________

Name: Robert L. Young

Title: Senior Vice President

J.P. Morgan Mutual Fund Investment Trust

By____________________________

Name: Robert L. Young

Title: Senior Vice President

JPMorgan Insurance Trust

By____________________________

Name: Robert L. Young

Title: Senior Vice President

Exhibit A
As amended September 2, 2008

Participating Funds

JPMorgan Trust I

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

JPMorgan 100% U.S. Treasury Securities Money Market Fund
JPMorgan Asia Equity Fund
JPMorgan Capital Growth Fund
JPMorgan Emerging Markets Equity Fund
JPMorgan Diversified Fund
JPMorgan International Equity Fund
JPMorgan Intrepid European Fund
JPMorgan Intrepid International Fund
JPMorgan International Opportunities Fund
JPMorgan International Realty Fund
JPMorgan International Value Fund
JPMorgan Japan Fund
JPMorgan Small Cap Core Fund
JPMorgan Small Cap Equity Fund

JPMorgan Trust II

Name of Investment Advisor: JPMorgan Investment Advisors Inc.

JPMorgan Core Bond Fund
JPMorgan Core Plus Bond
JPMorgan Intermediate Bond Fund
JPMorgan Short Duration Bond Fund
JPMorgan Mortgage-Backed Securities Fund
JPMorgan Government Bond Fund
JPMorgan Treasury & Agency Fund
JPMorgan U.S. Government Money Market Fund
JPMorgan Liquid Assets Money Market Fund
JPMorgan Intrepid Mid Cap Fund
JPMorgan Equity Index Fund
JPMorgan Large Cap Growth Fund
JPMorgan Large Cap Value Fund
JPMorgan Market Expansion Index Fund
JPMorgan Diversified Mid Cap Growth Fund
JPMorgan Diversified Mid Cap Value Fund
JPMorgan Small Cap Growth Fund
JPMorgan Small Cap Value Fund

Exhibit A (Continued)

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

JPMorgan International Equity Index Fund

J.P. Morgan Fleming Mutual Fund Group, Inc.

Name of Investment Advisor: J.P. Morgan Investment Management Inc.

JPMorgan Mid Cap Value Fund

J.P. Morgan Mutual Fund Investment Trust

No Participating Funds as of September 2, 2008

JPMorgan Insurance Trust (formerly known as JPMorgan Investment Trust)

Name of Investment Advisor: JPMorgan Investment Advisors Inc.

JPMorgan Insurance Trust Bond Portfolio
JPMorgan Insurance Trust Government Bond Portfolio
JPMorgan Insurance Trust Balanced Portfolio
JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio

Effective September 22, 2008, the securities lending agreement will terminate with respect to the following Funds:

JPMorgan Trust I

JPMorgan Capital Growth Fund
JPMorgan Small Cap Core Fund
JPMorgan Small Cap Equity Fund

JPMorgan Trust II

JPMorgan Diversified Mid Cap Growth Fund
JPMorgan Diversified Mid Cap Value Fund
JPMorgan Equity Index Fund
JPMorgan Intrepid Mid Cap Fund
JPMorgan Large Cap Growth Fund
JPMorgan Large Cap Value Fund
JPMorgan Market Expansion Index Fund

Exhibit A (Continued)

Effective September 22, 2008, the securities lending agreement will terminate with respect to the following Funds:

JPMorgan Trust II

JPMorgan Small Cap Growth Fund
JPMorgan Small Cap Value Fund

J.P. Morgan Fleming Mutual Fund Group, Inc.

JPMorgan Mid Cap Value Fund

JPMorgan Insurance Trust

JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio

Appendix 6
JPMorgan Mutual Funds
Global Securities Lending
Fee Schedule

In connection with Loans hereunder, Lender shall pay to Bank monthly in arrears a fee equal to: (i) 3 basis points (.03 of 1%) of the average Dollar value of Loans of U.S. Securities outstanding during a given month; and (ii) 9 basis points (.090 of 1%) of the average Dollar value of Loans of non-U.S. Securities outstanding during a given month.